UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI 48170-2461

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2016, the Board of Directors of Perceptron, Inc. (the “Company”) appointed Michelle Wright as Corporate Controller and Chief Accounting Officer of the Company and named her as the Company’s principal accounting officer, effective December 7, 2016. This appointment was made in connection with the previously announced promotion of David Watza as the Company’s President, Chief Executive Officer and Chief Financial Officer.

Ms. Wright, 45, has been with the Company since November 2015 as Corporate Controller. Prior to joining the Company, Ms. Wright was Global Corporate Controller with Sandler and Travis Trade Advisory Services, Inc. (“STTAS”) from January 2015 to November 2015, where she was responsible for STTAS’s global accounting, financial reporting, budgeting, forecasting and contract pricing review. Prior to her role with STTAS, she was with Tecumseh Products Company from August 2011 through December 2014, as the Director of Accounting and Corporate Controller, where she was responsible for external / SEC reporting, corporate accounting and technical accounting issues. Ms. Wright began her career as an auditor with KPMG before transitioning to corporate accounting and finance. Ms. Wright possesses more than 20 years of experience in manufacturing, finance and service companies with responsibilities in accounting and finance. Ms. Wright earned her Bachelor of Business Administration at the University of Michigan and her Master of Business Administration at Wayne State University.

Ms. Wright will be eligible to participate in the Company’s Fiscal 2017 Executive Short Term Incentive Plan with a bonus potential level targeted at 15% of her annual salary, prorated to the date of her appointment as Corporate Controller and Chief Accounting Officer. The Management Development, Compensation and Stock Option Committee awarded Ms. Wright non-qualified options to purchase 10,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan, on December 6, 2016, with a grant date effective January 3, 2017. The options will be issued on the current form of Non-Qualified Stock Option Agreement for Employees. The options will become exercisable in three equal annual installments beginning January 3, 2018 at an exercise price equal to the fair market value of the Company’s Common Stock as of January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: December 9, 2016	/s/ David L. Watza
By: David L. Watza
Its: President, Chief Executive Officer and Chief Financial Officer